EXHIBIT 11

                       COMPUTATION OF NET LOSS PER SHARE

  Weighted Average # of shares

     Description
    ---------------------------------------------------------------------
     7/1/98 (beginning of Quarter)                             3,921,029
     9/30/98 (end of Quarter)                                  3,921,029
                                                               ----------
     Weighted Average                                          3,921,029
                                                               __________
     Net Loss                                                    (34,797)
                                                               __________
     Loss/share                                                  (0.01)